UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 13, 2013

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana St., Suite 6700 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry Into Material Definitive Agreement.

On June 13, 2013, Halcón Resources Corporation (the “Company”) entered into an underwriting agreement with J.P. Morgan Securities LLC and Barclays Capital Inc., as representatives of the underwriters named therein (the “Underwriting Agreement”), for the issuance and sale of 300,000 shares of 5.75% Series A Convertible Perpetual Preferred Stock (the “Convertible Preferred Stock”) at a public offering price of $1,000.00 per share (the “Initial Shares”). The Underwriting Agreement also provided the underwriters with an option to purchase an additional 45,000 shares of Convertible Preferred Stock (the “Option Shares” and, together with the Initial Shares, the “Shares”) within 30 days of the date of the Underwriting Agreement. On June 14, 2013, the underwriters exercised their option to purchase the Option Shares in full. The Company expects to deliver the Shares against payment therefor on or about June 18, 2013.

The Underwriting Agreement contains customary representations, warranties, conditions to closing, termination provisions, indemnification and other obligations of and agreements by the Company and the underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Act”).

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters or their affiliates may perform various financial advisory, investment banking and commercial banking services from time to time for the Company and its affiliates under the Company’s revolving credit facility.  Accordingly, certain of the underwriters or their affiliates will receive a portion of the net proceeds from the offering of the Shares.

The foregoing description of the Underwriting Agreement is qualified by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The shares of Convertible Preferred Stock to be issued and sold pursuant to the Underwriting Agreement have been registered under the Act pursuant to a Registration Statement on Form S-3 (No. 333-188640), which was filed with the U.S. Securities and Exchange Commission (the “SEC”) and became automatically effective on May 16, 2013. The offering was priced at $1,000.00 per share of Convertible Preferred Stock. The terms of the Convertible Preferred Stock are further described below under Item 5.03 under the heading “5.75% Series A Convertible Perpetual Preferred Stock.”

The net proceeds to the Company from the offering of Convertible Preferred Stock will be approximately $335.4 million, after deducting the underwriting discount and estimated offering expenses. The Company intends to use the net proceeds from the offering to repay a portion of the outstanding borrowings under its revolving credit facility.

Item 3.03.                Material Modification to Rights of Security Holders.

The matters described in Item 5.03 below under the heading “5.75% Series A Convertible Perpetual Preferred Stock” are incorporated herein by reference.

Item 5.03                   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

5.75% Series A Convertible Perpetual Preferred Stock

In connection with matters described in Item 1.01 above, on June 17, 2013, the Company filed with the Delaware Secretary of State a Certificate of Designations, Preferences, Rights and Limitations of 5.75% Series A Convertible Perpetual Preferred Stock (the “Certificate of Designations”) for the purpose of amending its amended and restated certificate of incorporation, as amended, to fix the designations, preferences, limitations and relative rights of the Convertible Preferred Stock. The following is a summary of the material terms of the Convertible Preferred Stock set forth in the Certificate of Designations.

Holders of Convertible Preferred Stock are entitled to receive, when, as and if declared by the Company’s board of directors, cumulative dividends at the rate of 5.75% per annum (the “dividend rate”) on the $1,000.00 liquidation preference per share of the Convertible Preferred Stock, payable quarterly in arrears on each dividend payment date. Dividends may be paid in cash or, where freely transferable by any non-affiliate recipient thereof, in common stock of the Company or a combination thereof, and are payable on March 1, June 1, September 1 and December 1 of each year, commencing on September 1, 2013.

The Convertible Preferred Stock has no maturity date, is not redeemable by the Company at any time, and will remain outstanding unless converted by the holders or mandatorily converted by the Company as described below.

Each share of Convertible Preferred Stock has a liquidation preference of $1,000.00 per share and is convertible, at the holder’s option at any time, initially into approximately 162.4431 shares of common stock of the Company (which is equivalent to an initial conversion price of approximately $6.16 per share), subject to specified adjustments as set forth in the Certificate of Designations. Based on the initial conversion rate, approximately 56.0 million shares of common stock of the Company would be issuable upon conversion of all the Shares.

On or after June 6, 2018, the Company may, at its option, give notice of its election to cause all outstanding shares of Convertible Preferred Stock to be automatically converted into shares of common stock of the Company at the conversion rate, if the closing sale price of the Company’s common stock equals or exceeds 150% of the conversion price for at least 20 trading days in a period of 30 consecutive trading days.

If the Company undergoes a fundamental change and a holder converts its shares of Convertible Preferred Stock at any time beginning at the opening of business on the trading day immediately following the effective date of such fundamental change and ending at the close of business on the 30th trading day immediately following such effective date, the holder will receive, for each share of Convertible Preferred Stock surrendered for conversion, a number of shares of common stock of the Company equal to the greater of:

•                  the sum of (i) the conversion rate and (ii) the make-whole premium, if any, as described in the Certificate of Designations; and

•                  the conversion rate which will be increased to equal (i) the sum of the $1,000.00 liquidation preference plus all accumulated and unpaid dividends to, but excluding, the settlement date for such conversion, divided by (ii) the average of the closing sale prices of the Company’s common stock for the five consecutive trading days ending on the third business day prior to such settlement date; provided that the prevailing conversion rate as adjusted pursuant to this bullet point will not exceed 292.3977 shares of common stock of the Company per share of the Convertible Preferred Stock (subject to adjustment in the same manner as the conversion rate).

Except as required by Delaware law, holders of the Convertible Preferred Stock will have no voting rights unless dividends are in arrears and unpaid for six or more quarterly periods. Until such arrearage is paid in full, the holders (voting as a single class with the holders of any other preferred shares having similar voting rights) will be entitled to elect two additional directors and the number of directors on the Company’s board of directors will increase by that same number.

The foregoing description of the Certificate of Designations is qualified by reference to the full text of the Certificate of Designations, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Elimination of 8% Preferred Stock

On June 13, 2013, the Company filed with the Delaware Secretary of State a Certificate of Elimination of 8% Automatically Convertible Preferred Stock amending the Company’s amended and restated certificate of incorporation, as amended, to eliminate the Company’s 8% Automatically Convertible Preferred Stock (“8% Preferred Stock”), pursuant to a Certificate of Designation, Preferences, Rights and Limitations of 8% Preferred Stock filed with the Delaware Secretary of State on December 5, 2012. As previously disclosed, all outstanding shares of the 8% Preferred Stock automatically converted into shares of common stock of the Company on January 18, 2013, and no shares of 8% Preferred Stock were issued and outstanding after that date. The Certificate of Elimination was effective upon filing. A copy of the Certificate of Elimination is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01                   Other Events.

On June 18, 2013, in connection with the proposed issuance and sale by the Company of the Convertible Preferred Stock, Mayer Brown LLP delivered an opinion of counsel to the Company, filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01                   Financial Statements and Exhibits.

(d)         Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

3.1	Certificate of Designations, Preferences, Rights and Limitations of 5.75% Series A Convertible Perpetual Preferred Stock of Halcón Resources Corporation

3.2	Certificate of Elimination of 8% Automatically Convertible Preferred Stock of Halcón Resources Corporation

5.1	Opinion of Mayer Brown LLP

10.1	Underwriting Agreement, dated June 13, 2013, among Halcón Resources Corporation, J.P. Morgan Securities LLC and Barclays Capital Inc., as representatives of the underwriters named therein

23.1	Consent of Mayer Brown LLP (included in its opinion filed herewith as Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

June 18, 2013	By:	/s/ Mark J. Mize
	Name:	Mark J. Mize
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designations, Preferences, Rights and Limitations of 5.75% Series A Convertible Perpetual Preferred Stock of Halcón Resources Corporation

3.2	Certificate of Elimination of 8% Automatically Convertible Preferred Stock of Halcón Resources Corporation

5.1	Opinion of Mayer Brown LLP

10.1	Underwriting Agreement, dated June 13, 2013, among Halcón Resources Corporation, J.P. Morgan Securities LLC and Barclays Capital Inc., as representatives of the underwriters named therein

23.1	Consent of Mayer Brown LLP (included in its opinion filed herewith as Exhibit 5.1)